EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2004 relating to the financial statements of ACLARA BioSciences, Inc., which appears in ViroLogic Inc.’s Current Report on Form 8-K/A filed December 20, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 17, 2004